CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Forum Funds. Such reference appears in the Monongahela All Cap Value Fund's Statement of Additional Information under the heading "Independent Registered Public Accounting Firm."

BBD, LLP

Philadelphia, Pennsylvania
May 15, 2013